EXHIBIT 10.3

                       NONINCENTIVE STOCK OPTION AGREEMENT

      THIS NONINCENTIVE STOCK OPTION AGREEMENT ("Agreement") is entered into as of June 29, 2005, by and between CompuPrint, Inc., a North Carolina corporation (the "Company"), and Dmitry Vilbaum (the "Optionee").

                                 R E C I T A L S

      Whereas, Optionee is a valuable employee of the Company, and the Company considers it desirable and in its best interest that the terms of options to purchase shares of the Company's common stock (the "Common Stock");

                                A G R E E M E N T

         It is hereby agreed as follows:

      1. GRANT OF OPTION. Optionee has been granted the right, privilege, and option to purchase up to 500,000 shares of Common Stock at the exercise price of $1.00 per share (the "Options"), in the manner and subject to the conditions hereinafter provided. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be the date of execution of this Agreement. These Options will vest, subject to continued employment of Optionee by the Company, as follows: three-quarters of the Options shall vest on the first anniversary date of this Agreement; an additional one-eight of the Options shall vest on the second anniversary date of this Agreement; and the remaining one-eight of the Options shall vest on the third anniversary date of this Agreement. These Options are cumulative and are subject to anti-dilution rights.

      2. SERVICES TO THE COMPANY. The exercisability of the Options are subject to certain conditions of service of the Optionee to the Company. In the event the Optionee's employment with the Company is terminated, at any time, for whatever reason: (i) all Options which have not vested, as of the date of termination of employment of Optionee, in accordance with the vesting schedule set forth herein shall be immediately forfeited upon such termination, and, (ii) all vested but unexercised Options and rights to such Options shall be exercisable for a period of one year from such termination date (but in no event later than five years from the date of this Agreement) and shall be forfeited on the one year anniversary date of termination of employment. Nothing contained in this Agreement shall obligate the Company to employ or have another relationship with the Optionee.

      3. OPTION PERIOD. Provided such Options have vested in accordance with the award schedule set forth in Section 2 above, Options shall be exercisable at any time during the period commencing with the date of this Agreement and expiring on the date five (5) years from the date of this Agreement, unless earlier terminated pursuant to Section 2 or Section 14 of this Agreement, or if said day is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, together with all Federal and state taxes applicable upon such exercise, if any.


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      4. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each share which the Optionee is entitled to purchase under the Options shall be $1.00 per Share.

      5. METHOD OF EXERCISE. The Options shall be exercisable by the Optionee by giving written notice to the Company of the election to purchase and of the number of Shares the Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Board of Directors pursuant to this Agreement, and unless otherwise directed by the Board of Directors, the Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. The Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If the Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

      6. PAYMENT OF PURCHASE PRICE. At the time of the Optionee's notice of exercise of the Options, the Optionee shall tender in cash or by certified or bank cashier's check payable to the Company, the purchase price for all Shares then being purchased. If authorized by the Company's Board of Director, alternative means of payment may be permitted, to the extent such means are permissible under federal securities laws.

      7. ISSUANCE OF STOCK CERTIFICATES. Upon receipt of the materials delivered by the Optionee indicating exercise of the Options, the Company shall, as promptly as practicable and in any event within five (5) business days thereafter, execute and deliver, or cause to be executed and delivered, to the Optionee a certificate or certificates representing the aggregate number of Shares specified in such notice or form together with cash in lieu of any fractional share as hereinafter provided. The certificate or certificates so delivered shall be in such denomination or denominations as may be specified in such notice or form and shall be registered in the name of the Optionee or such other name as shall be designated (together with an address) in such notice or form. Such certificate(s) shall be deemed to have been issued and the Optionee or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the exercise date. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of share certificates under this Section except that, in the case such share certificates shall be registered in a name or names other than the name of the Optionee, funds sufficient to pay all share transfer taxes which shall be payable upon issuance of such share certificate or certificates shall be paid by the Optionee at the time the notice of exercise hereinabove is delivered to the Company.

      8. SHARES FULLY PAID. All Shares shall be, when issued, duly authorized, validly issued and non-assessable.

      9. NO IMPAIRMENT. The Company will not, by amendment of its charter or though reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Options, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee of the Options against impairment. Notwitstanding the foregoing, in the event of a "change of control", the Options shall vest immediately in their entirety.


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            For purpurposes hereof, a "change of control" shall be deemed to occur if and when:

            (i) any person, including a "person" as such term is used in Section 14(d)(2) of the 1934 Act (a "Person"), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the stockholders of the Company;

            (iii) individuals who, as of the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

            (v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders' ownership of the voting power of the Company immediately before such Transaction.

      10. RESERVATION OF SHARES. The Company hereby agrees that, during the time period the Options are exercisable, there shall be reserved for issuance and/or delivery upon exercise of the Options such number of shares of its common stock as shall be required for issuance or delivery upon exercise of the Options.

      11. FRACTIONAL SHARES. With respect to any fraction of a Share called for upon any exercise hereof, the Optionee agrees to waive the Optionee's right to such fractional Shares. As such, no fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of the Options.

      12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding shares of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. The term "Adjustment Event" shall also mean to include: (i) any issuance by the Company of the Company's securities (excluding securities issued to the Company's employees, directors, consultants and others similarly situtated) below fair market value for such securities as determined at the time of issuance; and


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(ii) any issuance at a price below the purchase price per Share for the common stock underlying the Options, as adjusted. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Company and the Optionee if the Board of Directors in good faith determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Board of Directors to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Company, the Board of Directors shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The good faith determination by the Board of Directors as to what adjustments, amendments or arrangements shall be made pursuant to this Section, and the extent thereof, shall be final and conclusive, provided that the Options herein are adjusted in a manner that is no less favorable than the manner of adjustment used as to any other options issued by the Company to its employees, directors, consultants or in any transaction. No fractional Shares shall be issued on account of any such adjustment or arrangement.

      13. RIGHTS OF THE OPTIONEE. The Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Company's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Company may be listed shall have been fully complied with.

      14. EFFECT OF DEATH OF THE OPTIONEE. If the Optionee dies, all Options shall expire six (6) months thereafter. During such six (6) month period (or such shorter period prior to the expiration of the Option by its own terms), such Options may be exercised by the executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, as the case may be, but only to the extent such Options were exercisable on the date the Optionee died.

      15. NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.

      16. SECURITIES LAWS COMPLIANCE. The Company will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Company may require from the Optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Board of Directors. The Optionee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under federal or state securities laws.

      17. SECURITIES SUBJECT TO LEGEND. If deemed necessary by the Company's counsel, all certificates issued to represent the Options and/or the Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Company shall require in substantially the following form:


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      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) IN ACCORDANCE WITH THE ACT AND SUBJECT TO RECEIPT OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT THE PROPOSED TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT."

      18. REPRESENTATIONS OF OPTIONEE.

            (a) SOPHISTICATION OF OPTIONEE. The Optionee acquired the Options for investment and not with a view to the sale or distribution thereof, and the Optionee has no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Options or the underlying Shares. The Optionee represents and warrants that, by reason of financial, tax and business sophistication, income, net assets, education, background and business acumen, the Optionee has the experience and knowledge in business and financial matters to evaluate the risks and merits attendant to an investment decision in the Company, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment pursuant to this Agreement. The Optionee represents and warrants to the Company that the Optionee has been an employee of the Company and is fully familiar with its business and oeprations and has been provided with, and has had access to, all material information about the Company.

            (b) LOCK-UP RESTRICTIONS. The Optionee hereby agrees to any lockup of the Shares which the Board of Directors of the Company requests when requested by an investment banker or underwriter providing financing to the Company.

      19. MISCELLANEOUS.

            (a) Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

            (b) Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

            (c) Amendment. This Agreement may be amended at any time by the written agreement of the Company and the Optionee.

            (d) Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

            (e) Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of New York and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.


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            (f) Severability. In the event that any provision of this agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this agreement.

            (g) Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to the Optionee or the Company may be given to them at the following addresses:

If to the Optionee:                 Dmitry Vilbaum


If to Corporation:                  CompuPrint, Inc.
                                    c/o Law Offices of Dan Brecher
                                    New York, NY 10016

                                    New York, NY 10016
                                    Fax: (212) 808-4155

                  Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

            (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            (i) Attorneys' Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.


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      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

/s/ Dmitry Vilbaum
--------------------------------------------
Dmitry Vilbaum (the "Optionee")

COMPUPRINT, INC.

By: /s/ Roman Rozenberg
    ----------------------------------------
    Roman Rozenberg, Chief Executive Officer


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